UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2017, the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”), granted (i) Dave Pfanzelter, the Chairman of the Board, (A) 500,000 restricted stock units (the “Chairman RSUs”) pursuant to a restricted stock unit agreement (the “Chairman RSU Agreement”) and (B) an option to purchase 1,000,000 shares of Common Stock (the “Chairman Option”) pursuant to a notice of grant and stock option agreement (the “Chairman Option Agreement”) and (ii) Hank Lambert, the Company’s Chief Executive Officer, (A) 200,000 restricted stock units (the “CEO RSUs”, together with the Chairman RSUs, the “RSUs”) pursuant to a restricted stock unit agreement (the “CEO RSU Agreement”, together with the Chairman RSU Agreement, the “RSU Agreements”) and (B) an option to purchase 400,000 shares of Common Stock (the “CEO Option”, together with the Chairman Option, the “Options”) pursuant to a notice of grant and option agreement (the “CEO Option Agreement”, together with the Chairman Option Agreement, the “Option Agreements”). The RSUs and Options were granted outside the Company’s 2007 Amended and Restated Equity Incentive Plan (the “Plan”).

The RSU Agreements and Option Agreements provide that 25% of the RSUs and Options vest on December 31, 2018, and the remainder vest in three equal annual installments thereafter and any unvested shares are subject to accelerated vesting in connection with a termination without Cause or resignation for Good Reason, upon grantee’s death or Complete Disability or upon a Change in Control (as the terms are defined in the RSU Agreements or Option Agreements as applicable). Additionally, the RSU Agreements provide that the RSUs settle on the earlier (i) ten years from the date of grant, (ii) 60 days after the date that the grantee’s service ceases for any reason, (iii) the date of the grantee’s death or Complete Disability or (iv) a Change in Control. Additionally, the RSU Agreements and the Option Agreements provide a tax gross-up payment in the event that any payment or distribution made to Messrs. Pfanzelter or Lambert in connection with their separation from the Company or upon a Change in Control becomes subject to an excise tax pursuant to Section 280G and Section 4999 of the Internal Revenue Code.

Additionally, on June 22, 2017, the Board granted each non-employee director (i) 150,000 restricted stock units (the “Non-Employee Director RSUs”) pursuant to a form of non-employee director restricted unit agreement (the “Non-Employee Director RSU Agreement”) and (ii) an option to purchase 200,000 shares of Common Stock (the “Non-Employee Director Options”) pursuant to a form of non-employee director notice of grant and stock option agreement (the “Non-Employee Director Option Agreement”). The terms of the Non-Employee Director RSU Agreement and Non-Employee Director Option Agreement are substantially similar to the Chairman RSU Agreement and Chairman Option Agreement, respectively, except that (i) 50% of the Non-Employee Director RSUs and the Non-Employee Director Options vest on the earlier of (A) January 15, 2018 or (B) the date of the 2018 annual meeting of stockholders and (ii) 50% of the Non-Employee Director RSUs and the Non-Employee Director Options vest on (A) the earlier of January 15, 2019 or (B) the date of the 2019 annual meeting of stockholder. Additionally, any unvested shares are subject to accelerated vesting in connection with the Board’s failure to nominate such director for re-election to the Board or the Company’s stockholders failing to re-elect such director to the Board, in either case other than for Cause, if director’s Service terminates as a result of the director’s death or Complete Disability or upon a Change in Control (as the terms are defined in the Non-Employee Director RSU Agreement or the Non-Employee Director Option Agreement, as applicable).

The foregoing discussion of the RSU Agreements, Stock Option Agreements, Form of Non-Employee Director RSU Agreement and Form of Non-Employee Director Option Agreements is qualified in its entirety by reference to the full text of such agreements. Copies of the Chairman RSU Agreement, Chairman Option Agreement, CEO RSU Agreement, CEO Option Agreement, Form of Non-Employee Director RSU Agreement and Form of Non-Employee Director Stock Option Agreement are attached as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Chairman RSU Agreement, dated as of June 22, 2017.
99.2	Chairman Option Agreement, dated as of June 22, 2017.
99.3	CEO RSU Agreement, dated as of June 22, 2017.
99.4	CEO Option Agreement, dated as of June 22, 2017.
99.5	Form of Non-Employee Director RSU Agreement.
99.6	Form of Non-Employee Director Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: June 23, 2017	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Chairman RSU Agreement, dated as of June 22, 2017.
99.2	Chairman Option Agreement, dated as of June 22, 2017.
99.3	CEO RSU Agreement, dated as of June 22, 2017.
99.4	CEO Option Agreement, dated as of June 22, 2017.
99.5	Form of Non-Employee Director RSU Agreement.
99.6	Form of Non-Employee Director Option Agreement.